EXHIBIT 1.1

                   FORM OF UNDERWRITING AGREEMENT (Iterative)

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

         Home Equity Loan Pass-Through Certificates, Series 20[__]-[__]

Initial Principal Amount            Class              Initial Pass-Through Rate
------------------------            -----              -------------------------
     $[____________]        Class I-A-1 Certificates            [_____]%
     $[____________]       Class II-A-1 Certificates            [_____]%
     $[____________]       Class II-A-2 Certificates            [_____]%
     $[____________]       Class II-A-3 Certificates            [_____]%
     $[____________]       Class II-A-4 Certificates            [_____]%
     $[____________]       Class II-A-5 Certificates            [_____]%
     $[____________]       Class II-A-6 Certificates            [_____]%
     $[____________]       Class II-A-7 Certificates            [_____]%
     $[____________]       Class III-A-1 Certificates           [_____]%
     $[____________]       Class III-A-2 Certificates       [Variable Rate]
       [Notional]          Class III-A-3 Certificates       [Variable Rate]
     $[____________]       Class III-A-4 Certificates           [_____]%
     $[____________]       Class III-A-5 Certificates           [_____]%
     $[____________]       Class III-A-6 Certificates           [_____]%
     $[____________]       Class III-A-7 Certificates           [_____]%
     $[____________]       Class III-A-8 Certificates           [_____]%
     $[____________]       Class III-A-9 Certificates           [_____]%
     $[____________]      Class III-A-10 Certificates           [_____]%
     $[____________]       Class I-M-1 Certificates             [_____]%
     $[____________]       Class I-M-2 Certificates             [_____]%
     $[____________]       Class I-M-3 Certificates             [_____]%
     $[____________]      Class II-M-1 Certificates             [_____]%
     $[____________]      Class II-M-2 Certificates             [_____]%
     $[____________]      Class II-M-3 Certificates             [_____]%
     $[____________]      Class III-M-1 Certificates            [_____]%
     $[____________]      Class III-M-2 Certificates            [_____]%
     $[____________]      Class III-M-3 Certificates            [_____]%
     $[____________]        Class R-I Certificates              [_____]%

     $[____________]       Class R-II Certificates              [_____]%
     $[____________]       Class R-III Certificates             [_____]%
     $[____________]       Class R-IV Certificates              [_____]%
     $[____________]        Class R-V Certificates              [_____]%

                             UNDERWRITING AGREEMENT

                         [_______________ ___], 20[___]

[Name of Underwriter,]
[as representative of the Underwriters, "Representative"]
[Address of Underwriter]

Ladies and Gentlemen:

      Residential Funding Mortgage Securities II, Inc., a Delaware corporation (the "Company"), proposes to sell to you (also referred to herein as the "Underwriter") Home Equity Loan Pass-Through Certificates, Series 20[__]-[__], Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-6, Class III-A-7, Class III-A-8, Class III-A-9, Class III-A-10, Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2, Class II-M-3, Class III-M-1, Class III-M-2, Class III-M-3, Class R-I, Class R-II, Class R-III, Class R-IV and Class R-V Certificates (collectively, the "Certificates"), other than a de minimis portion of each of the Class R-I, Class R-II, Class R-III, Class R-IV and Class R-V Certificates (the "Class R Certificates"), having the aggregate principal amounts and Pass-Through Rates set forth above. The Certificates, together with the Class I-A-V, Class II-A-V, Class III-A-V, Class I-A-P, Class II-A-P, Class III-A-P, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2, Class II-B-3, Class III-B-1, Class III-B-2 and Class III-B-3 Certificates of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below), consisting primarily of a pool (the "Pool") of conventional, fixed-rate, one- to four-family residential first and second lien mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company. A de minimis portion of each of the Class R Certificates will not be sold hereunder and will be held by Residential Funding Company, LLC ("Residential Funding").

      The Certificates will be issued pursuant to a pooling and servicing agreement, dated as of [__________________] 1, 20[__] (the "Pooling and Servicing Agreement"), among the Company, as depositor, Residential Funding, as master servicer, and [_____________________], as trustee (the "Trustee"). The Certificates are described more fully in the Base Prospectus and the Prospectus Supplement (each as hereinafter defined), which the Company has furnished to you.

      1.    Representations, Warranties and Covenants.

            1.1 The Company represents and warrants to, and agrees with you that:


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            (a)  The  Company  has  filed  with  the   Securities  and  Exchange
      Commission   (the    "Commission")    a   registration    statement   (No.
      333-[________]) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Home Equity Loan Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a prospectus supplement dated [_______________ ___], 20[___] (the "Prospectus Supplement"), to the prospectus dated [_______________ ___], 20[___] (the "Base Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-[______]) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; and the Base Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date (as defined herein) for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus."

            (b) The Registration Statement has become effective, and the Registration Statement as of the effective date (the "Effective Date," as defined in this paragraph), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each Issuer Free Writing Prospectus (as defined herein) as of its date did not and at all times prior to the date of the Prospectus Supplement will not, and the Prospectus and Designated Static Pool Information, taken together, as of the date of the Prospectus Supplement did not and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in the case of any Issuer Free Writing Prospectus, any omission with respect to information included in the definition of Senior and Mezzanine Structure Information); provided, however, that neither the Company nor Residential Funding makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information therein that is Excluded Information (as defined herein); and provided, further, that neither the Company nor Residential Funding makes any representations or warranties as to either (i) any information contained in any Underwriter Prepared Issuer FWP (as defined herein) or Underwriter Free Writing Prospectus (as defined herein) except, in each case, to the extent of (x) any information set forth therein that constitutes Pool Information (as defined below) or (y) any information accurately extracted from any Issuer Free Writing Prospectus and included in any Underwriter Prepared Issuer FWP or Underwriter Free Writing Prospectus, or (ii) any information contained in or omitted from the portions of the Prospectus identified by underlining or other highlighting as shown in Exhibit F (the "Underwriter Information"). The Effective Date shall mean the earlier of the date on which the Prospectus Supplement is first used and the time of the first Contract of Sale (as defined herein) to which such


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

      Prospectus Supplement relates. The initial effective date of the Registration Statement was within three years of the Closing Date. If the third anniversary of the initial effective date occurs within six months after the Closing Date, the Company will use best efforts to take such action as may be necessary or appropriate to permit the public offering and sale of the Certificates as contemplated hereunder. The Company acknowledges that the Underwriter Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement or the Prospectus, and the Underwriter confirms that the Underwriter Information is correct.

            (c) (i) "ABS Informational and Computational Materials" shall have the meaning given such term in Item 1101 of Regulation AB.

                  (ii) "Approved  Offering  Materials" means with respect to any class of Certificates anticipated to be rated in the highest category by any Rating Agency (as defined in the Pooling and Servicing Agreement), collectively the following documents as most recently provided by the Company and designated in writing by the Company as Approved Offering Materials prior to the time of any Contract of Sale: (i) one or more term sheets, providing factual information about the Certificates and the structure and basic parameters thereof (excluding information about the subdivision of the senior classes into tranches), the basic terms of the subordination or other credit enhancements if known, factual information about the Mortgage Loans (which may include parameters or "stips" or tabular data prepared by the Company), the identity of and basic information about key parties to the transaction known to the Company, and the tax, ERISA and SMMEA characteristics of the Certificates, (ii) a term sheet supplement, containing risk factors and additional information of the type to appear in the Prospectus Supplement to the extent known, and (iii) the Base Prospectus, which may be provided by a weblink. Each of the items described in (i) and
            (ii) in the preceding sentence shall constitute an Issuer Free Writing Prospectus and any additional information provided by the Underwriter shall constitute an Underwriter Free Writing Prospectus or Underwriter Prepared Issuer FWP, as the case may be. With respect to any class of Certificates, other than the Class II-A-4, Class II-A-7, Class III-A-8 and Class III-A-10 Certificates, anticipated to be rated in the second highest or a lower category by any Rating Agency, "Approved Offering Materials" means the Prospectus.

                  (iii) "Contract of Sale" has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159.

                  (iv) "Designated Static Pool Information" shall mean the static pool information referred to in the Prospectus under the caption "Static Pool Information" but deemed to be excluded from the Registration Statement and Prospectus pursuant to Item 1105(d) of Regulation AB.

                  (v) "Excluded Information" shall mean, with respect to each of the Registration Statement and the Prospectus, the information identified by underlining or other highlighting as shown on Exhibit E.


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

                  (vi) "Free  Writing  Prospectus"  shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations.

                  (vii) "Issuer Free Writing Prospectus" shall mean any Free Writing Prospectus prepared by or on behalf of the Company and identified by the Company as an Issuer Free Writing Prospectus and relating to the Certificates or the offering thereof.

                  (viii) "Issuer  Information" shall mean any information of the type specified in clauses (1) - (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. Consistent with such definition, "Issuer Information" shall not be deemed to include any information in a Free Writing Prospectus solely by reason of the Company's review of the materials pursuant to Section 4.4(e) below and, consistent with Securities Offering Reform Questions and Answers, November 30, 2005 promulgated by the staff of the Commission, "Issuer Information" shall not be deemed to include any information in a Free Writing Prospectus solely by reason that the Underwriter has agreed not to use such Free Writing Prospectus without consent of the Company.

                  (ix) "Permitted  Additional  Materials" shall mean information that is not ABS Informational and Computational Materials and (x) that are referred to in Section 4.4(c) so long as any Issuer Information provided by the Underwriter pursuant to Section 4.4(c) is limited to information included within the definition of ABS Informational and Computational Materials, (y) that constitute Certificate price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or (z) otherwise with respect to which the Company has provided written consent to the Underwriter to include in a Free Writing Prospectus.

                  (x) "Pool  Information" means with respect to any Free Writing
            Prospectus, the information (including any Preliminary Pool Information) with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company or Residential Funding to the Underwriter at the time most recent to the date of such Free Writing Prospectus.

                  (xi) "Preliminary Pool Information"  means with respect to any
            Free Writing Prospectus, the information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Company or Residential Funding to the Underwriter at the time most recent to the date of such Free Writing Prospectus and designated "Preliminary Pool Information."

                  (xii) "Senior and Mezzanine Structure Information" shall mean, with respect to each class of Certificates, (i) the Pass-Through Rate if a fixed rate, or the formula for determining the Pass-Through Rate, (ii) the terms and the provider of any yield maintenance agreement, swap agreement or other agreement that provides payments payable on any class of the Certificates, (iii) the terms and


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

            the provider of any surety bond, financial guaranty insurance policy, or other insurance policy regarding any class of the Certificates not known to the Company when the Approved Offering Materials were prepared, (iv) the allocation to each class of Certificates of the aggregate amount of the cashflow payable among the Certificates collectively, and (v) the allocation to each class of Certificates of the aggregate amount of any Realized Losses allocable to the Certificates collectively, in each case, to the extent such information is not contained in the Approved Offering Materials.

                  (xiii) "Underwriter Derived Information" shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by the Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

                  (xiv)  "Underwriter  Free Writing  Prospectus"  shall mean all
            Free Writing Prospectuses prepared by or on behalf of the Underwriter other than any Underwriter Prepared Issuer FWP, including any Permitted Additional Materials.

                  (xv) "Underwriter Prepared Issuer FWP" shall mean any Free Writing Prospectus or portion thereof prepared by or on behalf of the Underwriter that contains only a description of the final terms of the Certificates or of the offering of the Certificates after the final terms have been established for all classes of Senior Certificates.

                  (xvi) "Written Communication" shall have the meaning given such term in Rule 405 of the 1933 Act Regulations.

            (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

            (e) The Company was not, as of any date on or after which a bona fide offer (as used in Rule 164(h)(2) of the 1933 Act Regulations) of the Certificate is made an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations. The Company shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

            (f) This Agreement has been duly authorized, executed and delivered by the Company.

            (g) As of the Closing Date (as defined herein) the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all material respects.


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

      1.2 Residential Funding represents and warrants to, and agrees with you that as of the Closing Date the representations and warranties of Residential Funding in the Pooling and Servicing Agreement will be true and correct in all material respects.

      1.3 The Underwriter represents and warrants to and agrees with the Company and Residential Funding that:

            (a) No purpose of the Underwriter relating to the purchase of the Class R Certificates by the Underwriter is or will be to enable the Company to impede the assessment or collection of any tax.

            (b) The Underwriter has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

            (c) The Underwriter has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

            (d) No purpose of the Underwriter relating to any sale of any of the Class R Certificates by the Underwriter will be to enable it to impede the assessment or collection of tax. In this regard, the Underwriter hereby represents to and for the benefit of the Company and Residential Funding that the Underwriter intends to pay taxes associated with holding the Class R Certificates (other than with respect to the portion of each of the Class R Certificates retained by Residential Funding), as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

            (e) The Underwriter will, in connection with any transfer it makes of the Class R Certificates, obtain from its transferee the affidavit required by Section 5.02(f)(i)(B)(I) of the Pooling and Servicing Agreement, will not consummate any such transfer if it knows or believes that any representation contained in such affidavit is false and will provide the Trustee with the Certificate required by Section 5.02(f)(i)(B)(II) of the Pooling and Servicing Agreement.

            (f) The Underwriter hereby certifies that (i) with respect to any classes of Certificates issued in authorized denominations or Percentage Interests (as defined in the Pooling and Servicing Agreement) of less than a notional amount of $2,000,000 or a Percentage Interest of 20% the fair market value of each such Certificate sold to any person on the date of initial sale thereof by the Underwriter will not be less than $100,000 and
      (ii) with respect to each class of Certificates to be maintained on the book-entry records of The Depository Trust Company ("DTC"), the interest in each such class of Certificates sold to any person on the date of initial sale thereof by the Underwriter will not be less than the minimum denomination indicated for such class of Certificates in the Prospectus Supplement.

            (g) The Underwriter will have funds available at [_____________________], in the Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Certificates is completed, except for the transfer of funds and the delivery of the Certificates. Such funds will be


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

      available for immediate transfer into the account of Residential Funding maintained at such bank.

                  (h) As of the date  hereof  and as of the  Closing  Date,  the
            Underwriter has complied with all of its obligations hereunder and all information contained in any Underwriter Free Writing Prospectus and in any Underwriter Prepared Issuer FWP as used in connection with any Contract of Sale and all Underwriter Information are
            accurate in all material respects (taking into account the assumptions explicitly set forth in such Underwriter Prepared Issuer FWP or Underwriter Free Writing Prospectus), except to the extent of
            (x) any errors therein that are caused by errors or omissions in the Pool Information or (y) information accurately extracted from any Issuer Free Writing Prospectus and included in any Underwriter Prepared Issuer FWP or Underwriter Free Writing Prospectus.

                  (i) Prior to the Closing Date,  the  Underwriter  shall notify the Company and Residential Funding of the earlier of (x) the date on which the Prospectus Supplement is first used and (y) the time of the first Contract of Sale to which such Prospectus Supplement relates.

                  (j) The Underwriter hereby further represents and agrees that, with respect to the United Kingdom:

                  (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

                  (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

                  (k) In relation to each Member State of the European  Economic
            Area which has implemented the Prospectus directive (each, a "Relevant Member State"), the Underwriter hereby represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Certificates to the public in that Relevant Member State at any time:


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

                  (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                  (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than
                        (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                  (iii) in any  other  circumstances  which do not  require  the publication by the Depositor of a prospectus pursuant to
                        Article 3 of the Prospectus Directive.

For the purposes of this representation, the expression an "offer of Certificates to the public" in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            1.4 The Underwriter covenants and agrees to pay directly, or reimburse the Company or Residential Funding upon demand for (i) any and all taxes (including penalties and interest) owed or asserted to be owed by the Company or Residential Funding as a result of a claim by the Internal Revenue Service that the transfer of the Class R Certificates to the Underwriter hereunder or any transfer thereof by the Underwriter may be disregarded for federal tax purposes and (ii) any and all losses, claims, damages and liabilities, including attorney's fees and expenses, arising out of any failure of the Underwriter to make payment or reimbursement in connection with any such assertion as required in (i) above. In addition, the Underwriter acknowledges that on the Closing Date immediately after the transactions described herein it will be the owner of the Class R Certificates (other than a de minimis portion of each of the Class R Certificates to be held by Residential Funding) for federal tax purposes, and the Underwriter covenants that it will not assert in any proceeding that the transfer of the Class R Certificates from the Company to the Underwriter should be disregarded for any purpose.

      2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company, the Certificates (other than a de minimis portion of the Class R Certificates, which shall be transferred by the Company to Residential Funding) at a price equal to [_____]% of the aggregate certificate principal balance of the Certificates as of the Closing Date (as defined herein), plus accrued interest. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date up to but not including the Closing Date. The purchase price for the Certificates was agreed to by the Company in reliance upon the transfer from the Company to the Underwriter of the tax liabilities associated with the ownership of the Class R Certificates.

      3. Delivery and Payment. Delivery of and payment for the Certificates shall be made at the office of [counsel to Company] at 10:00 a.m., New York City time, on

[_______________ ___], 20[___] or such later date as you shall designate, which date and time may be postponed by agreement between you and the Company (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the 20[__]-[__], Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class
III-A-5, Class III-A-6, Class III-A-7, Class III-A-8, Class III-A-9, Class III-A-10, Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2, Class II-M-3, Class III-M-1, Class III-M-2, Class III-M-3 Certificates shall be made to you through the Depository Trust Company ("DTC") (such Certificates, the "DTC Registered Certificates"), and delivery of the Class R Certificates (the "Definitive Certificates") shall be made in registered, certificated form, in each case against payment by you of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available funds. The Definitive Certificates shall be registered in such names and in such denominations as you may request not less than two business days in advance of the Closing Date. The Company agrees to have the Definitive Certificates available for inspection, checking and packaging by you in New York, New York not later than 9:00 a.m. on the Closing Date.

      4. Offering by Underwriter.

            4.1 It is understood that you propose to offer the Certificates for sale to the public as set forth in the Prospectus and you agree that all such offers and sales by you shall be made in compliance with all applicable laws and regulations. Prior to the date of the first Contract of Sale made based on the Approved Offering Materials, you have not pledged, sold, disposed of or otherwise transferred any Certificate, Mortgage Loans or any interest in any Certificate.

            4.2 It is understood that you will solicit offers to purchase the Certificates as follows:

            (a) Prior to the time you have received the Approved Offering Materials you may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that you shall not accept any such offer to purchase a Certificate or any interest in any Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to your conveyance of Approved Offering Materials to the investor.

            (b) Any Written Communication relating to the Certificates made by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of Sale for Certificates with the recipient shall prominently set forth the following statements (or a substantially similar statements approved by the Company):

            The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

            The Certificates referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Certificates or any similar security and the underwriter's obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Certificates when, as and if issued by the issuer. You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

            (c) Any Preliminary Pool Information shall not be provided to prospective investors unless such Preliminary Pool Information is accompanied by the Approved Offering Materials and the following statements (or substantially similar statements approved by the Company) appear prominently thereon:

            The information set forth below, entitled "preliminary information", was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool. The preliminary pool of mortgage loans represents only a subset of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool. It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans and the preliminary information may differ materially from information of a similar type if derived from the final mortgage loan pool. Although the characteristics of the final mortgage loan pool are expected to be within the parameters for the mortgage loan characteristics as set forth in the tables entitled ["collateral stipulations - mortgage pool characteristics"] [accompanying Approved Offering Materials], they are not expected to conform in all material respects to the characteristics of the preliminary mortgage loan pool. You should refer to the parameters for the mortgage loan characteristics in the tables entitled ["collateral stipulations - mortgage pool characteristics"] in the accompanying [Approved Offering Materials].

            4.3 It is understood that you will not enter into a Contract of Sale with any investor until the Approved Offering Materials have been conveyed to the investor with respect to the Certificates which are the subject of such Contract of Sale.

            4.4 It is understood that you may prepare and provide to prospective
investors   certain  Free  Writing   Prospectuses,   subject  to  the  following
conditions:

                  (a) Unless preceded or accompanied by a prospectus  satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a Free Writing Prospectus (as defined in Section 1.1(c) above) consisting solely of
            (x) information of a type included within the definition of ABS Informational and Computational Materials (as defined below), (y) Permitted Additional Materials or (z) information accurately extracted from any Issuer Free Writing Prospectus and included in any Underwriter Prepared Issuer FWP or Underwriter Free Writing Prospectus.

                  (b) The Underwriter  shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

                  (c) It is understood and agreed that all information  provided by the Underwriter to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed an Underwriter Free Writing Prospectus.

                  (d) All Free  Writing  Prospectuses  provided  to  prospective investors, whether or not filed with the Commission, shall bear a legend including the following statement (or a substantially similar statement approved by the Company):

                  "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE
                  SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER

                  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8[XX-XXX-XXXX] OR VIA EMAIL AT ________________."

            Each of the Underwriter and the Company shall have the right to request additional specific legends or notations to appear on any Free Writing Prospectus and shall have the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of the other (which shall not be unreasonably withheld).

                  (e) The  Underwriter  shall  deliver  to the  Company  and its counsel (in such format as reasonably required by the Company), no later than the business day prior to the date of the required filing under Section 5.10, an Underwriter Prepared Issuer FWP. To facilitate filing to the extent required by Section 5.10 or 5.11, as applicable, all Underwriter Derived Information shall be set forth in a document separate from any Underwriter Prepared Issuer FWP including Issuer Information. The Underwriter shall deliver to the Company one business day following a request by the Company all Preliminary Pool Information (or information based on or derived in whole or in part from Preliminary Pool Information) provided by it to any prospective investor.

                  (f) The  Underwriter  shall  provide the Company with a letter from [_____________________], certified public accountants, prior to the Closing Date, satisfactory in form and substance to the Company, Residential Funding and their respective counsels and the Underwriter, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company and the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature that is included in any Underwriter Prepared
            Issuer FWP, other than any Pool Information therein and any information accurately extracted from any Issuer Free Writing Prospectus and included in such Underwriter Prepared Issuer FWP, is accurate except as to such matters that are not deemed by the Company and the Underwriter to be material. The foregoing letter shall be at the expense of the Underwriter.

                  (g) None of the information in any Free Writing Prospectus may conflict with the information then contained in the Registration Statement or any prospectus or prospectus supplement that is a part thereof. The Certificates described in any Underwriter Free Writing Prospectus or any Underwriter Prepared Issuer FWP will be of a type set forth in one of the categories listed beneath the heading "Description of Certificates" in the term sheet supplement included in the Approved Offering Materials and the description of the characteristics of the Certificates contained in such Underwriter

            Free Writing Prospectus or any Underwriter Prepared Issuer FWP shall not be inconsistent with the description of the Certificates beneath such heading in the term sheet supplement.

                  (h) The Company shall not be obligated to file any Issuer Free
            Writing Prospectuses that have been determined to contain any material error or omission unless such Issuer Free Writing Prospectus has been provided to a prospective investor, in which case, the Underwriter shall cooperate with the Company to prepare a corrective Issuer Free Writing Prospectus that the Underwriter will provide to any such prospective investor and the Company shall file to the extent required herein. In the event that the Underwriter becomes aware that, as of the date on which an investor entered into a Contract of Sale, any Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter shall notify the Company thereof as soon as practical but in any event within one business day after discovery.

                  (i) If the  Underwriter  does not  provide  any  Free  Writing
            Prospectuses to the Company pursuant to subsection (e) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that would constitute an Underwriter Prepared Issuer FWP.

                  (j) In the event of any delay in the delivery by the Underwriter to the Company of any Underwriter Prepared Issuer FWP required to be delivered in accordance with subsection (e) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (f) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.10 to file such Underwriter Prepared Issuer FWP by the time specified therein.

                  (k) The Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates. In addition, each Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

                        (i) any Free Writing  Prospectus used by the Underwriter
                  to solicit offers to purchase Certificates to the extent not filed with the Commission;

                        (ii) regarding each Free Writing Prospectus delivered by
                  the Underwriter to an investor, the date of such delivery and identity of such investor; and

                        (iii) regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade.

                  (l) The Underwriter  covenants with the Company that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

                  (m) The Underwriter shall not use any Free Writing  Prospectus in connection with the solicitation of offers to purchase Certificates from any prospective investor in a class of Certificates with denominations of less than $25,000 or otherwise designated as a "retail" class of Certificates, and the Underwriter shall not authorize any such use of any Free Writing Prospectus by any dealer that purchases any such Certificates from the Underwriter.

            4.5 You further agree that on or prior to the sixth day after the Closing Date, you shall provide the Company with a certificate, substantially in the form of Exhibit G attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate certificate principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit G hereto, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate certificate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the certificate principal balance of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate certificate principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

            4.6 The Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, Underwriter shall deliver a printed or paper copy of such Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to the Underwriter by or on behalf of the Company specifically for use by the Underwriter pursuant to this Section 4.6; for example, if the Prospectus is delivered to the Underwriter by or on behalf of the Company in a single electronic file in pdf format, then the Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in pdf format. The Underwriter further agrees that (i) if it delivers to an investor the Prospectus in pdf format, upon the Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, the Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Company any Underwriter Prepared Issuer FWP, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Underwriter Prepared Issuer FWP, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a pdf, except to the extent that the Company, in its sole discretion, waives such requirements.

      5. Agreements. The Company and you agree as follows:

            5.1 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Company will furnish you with a copy of each such proposed amendment or supplement.

            5.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

            5.3 If,  during  the  period  after  the  first  date of the  public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

            5.4 If the Company or the Underwriter determines or becomes aware that any Written Communication (including without limitation any Free Writing Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of Contract of Sale) contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Company or the Underwriter may prepare corrective information with notice to the other party, and the Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

                  (a) Adequate disclosure of the contractual arrangement;

                  (b) Adequate disclosure of the person's rights under the existing Contract of Sale at the time termination is sought;

                  (c)  Adequate  disclosure  of  the  new  information  that  is
            necessary  to  correct  the   misstatements   or  omissions  in  the
            information given at the time of the original Contract of Sale; and

                  (d) A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs incurred to the investor in connection with any such termination or reformation shall be subject to Sections 7.1 and 7.2, as applicable.

            5.5 The Company will furnish to you, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request; provided, however, that if the Prospectus is not delivered with the confirmation in reliance on Rule 172, you will provide the notice specified in Section 4.6 in every confirmation and will deliver a paper copy of the prospectus to those investors that request a paper copy thereof.

            5.6 The Company agrees, so long as the Certificates shall be outstanding, or until such time as you shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to you the annual statement as to compliance delivered to the Trustee pursuant to Section 3.18 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.19 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company.

            5.7 The Company will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as you may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            5.8 If the transactions contemplated by this Agreement are consummated, the Company or Residential Funding will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and Residential Funding under this Agreement, and will reimburse you for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by you in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you have reasonably requested pursuant to Section 5.7 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, you shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Certificates.

            5.9 If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise you of the issuance of such stop order.

            5.10 The Company shall file any Issuer Free Writing Prospectus, and any Underwriter Prepared Issuer FWP provided to it by the Underwriter under
Section 4.4, not later than the date of first use thereof, except that:

            (a) any Issuer Free Writing Prospectus or Underwriter Prepared Issuer FWP or portion thereof otherwise required to be filed that contains only (1) a description of the final terms of the Certificates may be filed by the Company within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use, and (2) a description of the terms of the Certificates that does not reflect the final terms after they have been established for all classes of all Certificates is not required to be filed; and

            (b) if the Issuer Free Writing Prospectus or Underwriter Prepared Issuer FWP includes only information of a type included in the definition of ABS Informational and Computational Materials, the Company shall file the same within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act.

provided further, that prior to the filing of any Underwriter Prepared Issuer FWP by the Company, the Underwriter must comply with its obligations pursuant to
Section 4.4 and that the Company shall not be required to file any Free Writing Prospectus to the extent such Free Writing Prospectus includes information in a Free Writing Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

            5.11 The Underwriter shall file any Underwriter Free Writing Prospectus that has been distributed by the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Company is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act or otherwise as required under Rule 433 of the Act; provided, however, that the Underwriter shall not be required to file any Underwriter Free Writing Prospectus to the extent such Underwriter Free Writing Prospectus includes information in a Free Writing Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

            5.12 The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of securities contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriter is not advising the company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

      6. Conditions to the Obligations of the Underwriter. The Underwriter's obligation to purchase the Certificates shall be subject to the following conditions:

            6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

            6.2 Since  [_______________]  1,  20[___]  there  shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or Residential Funding.

            6.3 The Company shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Approved Offering Materials, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

            (a) the representations and warranties of the Company in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects; and

            (b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

            6.4 Residential Funding shall have delivered to you a certificate, dated the Closing Date, of the President, a Managing Director, a Director or an Associate of Residential Funding to the effect that the signer of such certificate has examined the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of Residential Funding contained in the Pooling and Servicing Agreement and in this Agreement are true and correct in all material respects.

            6.5 You shall have received the opinions of [_________________], special counsel for the Company and Residential Funding, dated the Closing Date and substantially to the effect set forth in Exhibits A-1, A-2 and A-3, and the opinion of [_________________], associate counsel for the Company and Residential Funding, dated the Closing Date and substantially to the effect set forth in Exhibit B.

            6.6 You shall have received a negative assurance letter regarding the Prospectus from [_________________], counsel for the Underwriter, in form satisfactory to you.

            6.7 The Underwriter shall have received from [_____________________], certified public accountants, (a) a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Mortgage Pool", "Pooling and Servicing Agreement", "Description of the Certificates" and

"Certain Yield and Prepayment Considerations" agrees with the records of the Company and Residential Funding excluding any questions of legal interpretation and (b) the letter prepared pursuant to Section 4.4(f).

            6.8 The Class I-A and Class R-I Certificates shall have been rated ["____"] by [Moody's Investors Service, Inc. ("Moody's")] and ["____"] by [Fitch Ratings ("Fitch")]. The Class II-A, Class III-A, Class R-II, Class R-III, Class R-IV and Class R-V Certificates shall have been rated ["____"] and, with respect to the Class II-A-4, Class II-A-7, Class III-A-8 and Class III-A-10 Certificates, ["____"] by Moody's and ["____"] by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and Fitch. The Class I-M-1, Class II-M-1 and Class III-M-1 Certificates shall have been rated ["____"] by Fitch. The Class I-M-2, Class II-M-2 and Class III-M-2 Certificates shall have been rated ["____"] by Fitch. The Class I-M-3, Class II-M-3 and Class III-M-3 Certificates shall have been rated ["____"] by Fitch.

            6.9 You shall have received the opinion of [________________], counsel to the Trustee, dated the Closing Date, substantially to the effect set forth in Exhibit C.

            6.10 You shall have received the opinion of [________________], special Minnesota tax counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit D.

            6.11 You shall have received from [________________], associate counsel to the Company, a reliance letter with respect to any opinions delivered to the rating agencies, or you shall have been listed as an addressee on any such opinions.

The Company will furnish you with conformed copies of the above opinions, certificates, letters and documents as you reasonably request.

      7. Indemnification and Contribution.

            7.1 The Company and Residential Funding, jointly and severally, agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus and Designated Static Pool Information, taken together, or incorporated by reference in the Prospectus (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except any omission with respect to information included in the definition of Senior and Mezzanine Structure Information), or (iii) caused by any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Underwriter Prepared Issuer FWP or any Underwriter Free Writing Prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, that in either case was caused by (x) any error or omission in any Pool Information or (y) or any information accurately extracted from any Issuer Free Writing Prospectus and included in any Underwriter Prepared Issuer FWP or Underwriter Free Writing Prospectus; except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriter has agreed to indemnify the Company pursuant to clause (i) of Section 7.2; provided, however, that none of the Company, Residential Funding or you will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information.

            7.2 You agree to indemnify and hold harmless the Company, Residential Funding, their respective directors or officers and any person controlling  the  Company or  Residential  Funding  within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (i) caused by any untrue statement or alleged untrue statement of material fact contained in the Underwriter Information, or any omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) caused by any untrue statement or alleged untrue statement of material fact contained in any Underwriter Free Writing Prospectus (except for any information accurately extracted from any Issuer Free Writing Prospectus and included in such Underwriter Free Writing Prospectus), or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) caused by any untrue statement or alleged untrue statement of material fact contained in any Underwriter Prepared Issuer FWP (except for any information accurately extracted from any Issuer Free Writing Prospectus and included in such Underwriter Prepared Issuer FWP), or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) resulting from your failure to comply with Section 4.4(e) or Section 4.3 or failure to file any Underwriter Free Writing Prospectus required to be filed in accordance with Section 5.11; provided, however, that the indemnification set forth in clauses (ii) and (iii) of this Section 7.2 shall not apply to the extent of any error or omission in any Underwriter Prepared Issuer FWP or any Underwriter Free Writing Prospectus that was caused by any error or omission in any Pool Information; provided, further, that none of the Company, Residential Funding or you will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information. In addition, you agree to indemnify and hold harmless the Company, Residential Funding, their respective directors or officers and any person controlling the Company or Residential Funding against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) caused by, resulting from, relating to, or based upon the original issue discount reported by Residential Funding or the REMIC Administrator or the determination that a Certificate is or will or will not be issued with the original issue discount, which determination resulted from incorrect information provided by the Underwriter in the certificates described in Section 4.5 hereof.

            7.3   In   case   any   proceeding   (including   any   governmental
investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or Section 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 7.1 and by the Company or Residential Funding, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

            7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7.1 or Section 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company and Residential Funding on the one hand and the Underwriter on the other from the offering of the Certificates but also the relative fault of the Company or Residential Funding on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and Residential Funding on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            7.5 The Company, Residential Funding and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            7.6 The  indemnity  and  contribution  agreements  contained in this
Section 7 and the representations and warranties of the Company and Residential Funding in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company or Residential Funding and their respective directors or officers or any person controlling the Company or Residential Funding and (iii) acceptance of and payment for any of the Certificates.

      8. Termination. This Agreement shall be subject to termination by notice given to the Company and Residential Funding, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company or Residential Funding to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Residential Funding shall be unable to perform their respective obligations under this Agreement. If you terminate this Agreement in accordance with this Section 8, the Company or Residential Funding will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the
Underwriter  in  connection   with  the  proposed   purchase  and  sale  of  the
Certificates.

      9. Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, Residential Funding or the officers of any of the Company, Residential Funding, and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Company or Residential Funding or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

      10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter will be mailed, delivered or telegraphed and confirmed to you at [Name of Underwriter], [Address of Underwriter], or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437,
Attention:

President; or, if sent to Residential Funding will be mailed, delivered or telegraphed and confirmed to it at Residential Funding Company, LLC, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention:
President.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

      12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof, other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Residential Funding and you.

                                     Very truly yours,

                                     RESIDENTIAL FUNDING MORTGAGE
                                     SECURITIES II, INC.

                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:


                                     RESIDENTIAL FUNDING COMPANY, LLC

                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

[UNDERWRITER]

By:
   ------------------------------------
Name:
Title:

                                   EXHIBIT A-1

                           Counsel to Company Opinion
                  Main Closing Opinion (Underwriting Agreement)







                                   Exhibit A-1

                                   EXHIBIT A-2

                               Counsel to Company
               Negative Assurance Letter (Underwriting Agreement)







                                  Exhibit A-2

                                   EXHIBIT A-3

                           Counsel to Company Opinion
                 Tax Disclosure Letter (Underwriting Agreement)







                                   Exhibit A-3

                                    EXHIBIT B

                                In-House Opinion
                  Main Closing Opinion (Underwriting Agreement)







                                   Exhibit B-1

                                    EXHIBIT C

                          Opinion of [_______________]
                               Counsel to Trustee







                                   Exhibit C-1

                                    EXHIBIT D

                           Opinion of [_____________]
                         Special Counsel to the Company







                                   Exhibit D-1


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                                    EXHIBIT E

                              EXCLUDED INFORMATION

                                 (See attached)







                                   Exhibit E-1

                                    EXHIBIT F

                             UNDERWRITER INFORMATION

                                 (See attached)







                                   Exhibit F-1

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                                    EXHIBIT G

                            UNDERWRITER'S CERTIFICATE







                                   Exhibit G-1